UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2005

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2005, the shareholders of The Goodyear Tire & Rubber Company ("Goodyear" or the "Company") approved the 2005 Performance Plan of The Goodyear Tire & Rubber Company (the "Plan"). The purposes of the Plan are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees. The Plan authorizes performance based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, performance grants and awards, and other stock-based grants and awards. A total of twelve million shares of Common Stock may be issued under the Plan, subject to certain adjustments.

The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which will have the sole authority to, among other things: construe and interpret the Plan; make rules and regulations relating to the administration of the Plan; select participants, and establish the terms and conditions of grants and awards.

Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Committee is eligible to receive grants of stock options and stock appreciation rights under the Plan. Any officer of Goodyear and any other key employee of Goodyear or a subsidiary selected by the Committee is eligible to receive restricted stock, performance and other grants and awards under the Plan. The selection of participants and the nature and size of grants and awards will be wholly within the discretion of the Committee. It is anticipated that all officers of Goodyear will receive various grants under the Plan and approximately 1,000 other employees of Goodyear and its subsidiaries will participate in at least one feature of the Plan. The Plan will remain in effect until April 26, 2008, unless sooner terminated by the Board of Directors. Termination will not affect grants and awards then outstanding.

The foregoing description of the Plan is qualified in its entirety by reference to the provisions of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

10.1 The 2005 Performance Plan of The Goodyear Tire & Rubber Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

April 27, 2005	By:	C. Thomas Harvie

Name: C. Thomas Harvie
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	2005 Performance Plan of The Gooyear Tire & Rubber Company